                                                                      EXHIBIT 16

                        SCHNEIDER EHRLICH & WENGROVER LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                               1000 WOODBURY ROAD
                            WOODBURY, NEW YORK 11797
                    TEL: (516) 496-0400 - FAX: (516) 496-0414

U.S. Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We were previously accountants for All Communications Corporation ("All"). On January 21, 1997 we reported on the financial statements of All as of and for the two years ended December 31, 1996. On February 16, 1998, we resigned as accountants of All. We have read All's statements included under Item 4 of its Form 8-K dated February 16, 1998, and agree with such statements.

                                    Very truly yours,

                                    Schneider, Ehrlich & Wengrover LLP